Exhibit 99.1

SmartFinancial, Inc. Announces Launch of Public Offering of Common Stock

KNOXVILLE, TENNESSEE, January 18, 2017 – SmartFinancial, Inc. (“SmartFinancial”) (NASDAQ: SMBK), the holding company of SmartBank, announced the launch of its public offering of 1,770,084 shares of its common stock, of which 170,084 shares will be offered by certain selling shareholders. SmartFinancial will not receive any proceeds from shares sold by the selling shareholders. The underwriters will have a 30-day option to purchase an additional 240,000 shares of common stock to cover over-allotments, if any, from SmartFinancial.

SmartFinancial intends to use approximately $12.1 million of the net proceeds of the offering to redeem, subject to regulatory approval, its outstanding preferred stock issued to the US Treasury in connection with the company’s participation in the Small Business Lending Fund program. The company intends to use the remaining portion of the net proceeds of the offering for general corporate purposes, which may include working capital or providing capital to support its, as well as SmartBank’s, growth, organically or through the acquisition of banks or bank branches, for financing investments and capital expenditures, and for investments in SmartBank as regulatory capital.

Raymond James & Associates, Inc. is acting as lead book-running manager, and Keefe, Bruyette & Woods, a Stifel Company, and Hovde Group, LLC will serve as co-managers.

The shares are being offered pursuant to a shelf registration statement under the Securities Act of 1933, as amended, which was previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) on January 9, 2017. The offering is being made only by means of a prospectus and related preliminary prospectus supplement, copies of which may be obtained from the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, or by calling toll-free: (800) 248-8863. Investors may also obtain copies of these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of a prospectus and a related prospectus supplement, which have or will be filed with the SEC.

About SmartFinancial, Inc.

SmartFinancial, a Tennessee corporation, is a bank holding company headquartered in Knoxville, Tennessee. Its wholly-owned subsidiary, SmartBank, provides a wide range of banking, mortgage, and financial services to business and individual customers. With 12 branches across east Tennessee and in northwest Florida, we were the 11th largest commercial bank headquartered in Tennessee as of September 30, 2016 and one of the largest commercial banks headquartered in east Tennessee, based on asset size. More information about SmartFinancial and SmartBank can be found at the website: www.smartbank.com.

Cautionary Note Regarding Forward-Looking Statements

This release and the documents referenced herein contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values, and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation, or practice with respect to tax or legal issues; and other economic, competitive, governmental,

Exhibit 99.1

regulatory, and technological factors affecting our operations, pricing, products, and services and other factors that may be described in our annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the SEC from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Investor Contacts
Billy Carroll, President & CEO
865.868.0613

Frank Hughes, Executive Vice President
Investor Relations
423.385.3009

Media Contact
Kelley Fowler, First Vice President, Public Relations & Marketing
SmartBank
865.868.0611

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